                                                            EXHIBIT EX-10.1

                          TRANSAMERICA CORPORATION
                     1995 PERFORMANCE STOCK OPTION PLAN



          TRANSAMERICA CORPORATION, hereby adopts the Transamerica Corporation 1995 Performance Stock Option Plan, effective as of January 26, 1995, as follows:

                                  SECTION 1
                           BACKGROUND AND PURPOSE

          1.1 Background and Effective Date. The Plan permits the grant of Options and Tandem Limited Stock Appreciation Rights. The Plan is effective as of January 26, 1995, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at the 1995 Annual Meeting of Stockholders. Awards may be granted prior to the receipt of such vote, but such grants shall be null and void if such vote is not in fact received.

          1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain key executives of the Corporation and its Affiliates. The Plan is intended to motivate Participants to manage the Corporation to provide a superior return to stockholders. The Plan is further intended to align Participants' interests with those of the Corporation's stockholders.


                                  SECTION 2
                                 DEFINITIONS

          The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

          2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          2.2 "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Corporation.

          2.3 "Award" means, individually or collectively, a grant under the Plan of Options and/or TLSARs.

          2.4 "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award.

          2.5   "Board" means the Board of Directors of the Corporation.

          2.6 "Change of Control" means the occurrence of any of the following:

    (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (1) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this paragraph (a) the following acquisitions shall not constitute, or be deemed to cause, a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of paragraph (c) below; or

     (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    (d) approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

          2.7 "Change of Control Value" means the greater of (a) the highest Fair Market Value of a Share during the period of 60 consecutive days which ends on the date of a Change of Control, or (b) the highest price per Share paid in the transaction which gives rise to the Change of Control.

          2.8 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          2.9 "Committee" means the Management Development and Compensation Committee of the Board, or any other committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

          2.10 "Corporation" means Transamerica Corporation, a Delaware corporation, or any successor thereto.

          2.11  "Director" means any individual who is a member of the Board.

          2.12 "Disability" means a Termination of Employment by reason of the Executive's becoming permanently and totally disabled. An Executive shall be deemed to have become permanently and totally disabled for purposes of the Plan if (and only if) he or she has become permanently and totally disabled under the long-term disability plan sponsored by his or her employer.

          2.13 "Early Retirement" means a Termination of Employment by reason of the Executive's early retirement at or after his or her "Early Retirement Date" under the Retirement Plan for Salaried U.S. Employees of Transamerica Corporation and Affiliates (or any successor thereto).

          2.14 "Executive" means an employee of the Corporation or of an Affiliate who is a member of the SEC and/or the SMC, whether such employee is a member at the time the Plan is adopted or becomes a member subsequent to the adoption of the Plan.

          2.15 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or TLSAR.

          2.16 "Fair Market Value" means the last quoted per Share selling price for Shares on the relevant date, as quoted in the New York Stock Exchange Composite Transactions Index published in The Wall Street Journal, or if there were no sales on such date, the last quoted selling price on the nearest day after the relevant date, as determined by the Committee.

          2.17 "Grant Date" means, with respect to an Award, the date that the Award was granted.

          2.18 "Normal Retirement" means a Termination of Employment by reason of the Executive's retirement at or after his or her "Normal Retirement Date" under the Retirement Plan for Salaried U.S. Employees of Transamerica Corporation and Affiliates (or any successor thereto).

          2.19 "Option" means an option to purchase Shares which is granted under Section 5 and which is not intended to be an Incentive Stock Option under section 422 of the Code.

          2.20  "Participant" means an Executive who has an outstanding Award.

          2.21 "Plan" means the Transamerica Corporation 1995 Performance Stock Option Plan, as set forth in this instrument and as hereafter amended from time to time.

          2.22  "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act.

          2.23 "SEC" means the Corporation's Senior Executive Committee (or any successor thereto).

          2.24 "SMC" means the Corporation's Senior Management Council (or any successor thereto).

          2.25 "Section 16 Person" means a person who, with respect to the Shares, is subject to section 16 of the 1934 Act.

          2.26  "Shares" means the shares of common stock of the Corporation.

          2.27 "Tandem Limited Stock Appreciation Right" or "TLSAR" means an Award granted under Section 6 in connection with a related Option, the exercise of which shall require forfeiture of the related Option or portion thereof (and when the Option is exercised, the TLSAR shall be similarly cancelled).

          2.28 "Termination of Employment" means a cessation of the employee-employer relationship between an Executive and the Corporation or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Early Retirement, Normal Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Corporation or an Affiliate.

                                  SECTION 3
                               ADMINISTRATION

          3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of Directors who both are (a) "disinterested persons" under Rule 16b-3, and
(b) "outside directors" under section 162(m) of the Code.

          3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions.
The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Executives shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Executives who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Except as provided in Section 4.3, after an Award has been granted, the Committee shall not reduce the Exercise Price of the Award (or cancel the Award and grant a substitute Award having a lower Exercise Price).

          3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors or officers of the Corporation; provided, however, that the Committee may not delegate its authority and powers (a) with respect to
Section 16 Persons, or (b) in any way which would jeopardize the Plan's qualification under section 162(m) of the Code or Rule 16b-3.

          3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.


                                  SECTION 4
                         SHARES SUBJECT TO THE PLAN

          4.1   Number of Shares.  Subject to adjustment as provided in
Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 5,000,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

          4.2 Lapsed Awards. If an Award (or portion thereof) is cancelled, terminates, expires, or lapses for any reason other than failure of an Option to become exercisable due to the price of the Shares not reaching the Fair Market Value specified in the Award Agreement for the required time during the specified period, any Shares subject to such Award again shall be available to be the subject of an Award. If an Option (or portion thereof) is cancelled, terminates, expires, or lapses due to failure of the Option to become exercisable on account of the price of the Shares not reaching the Fair Market Value specified in the Award Agreement for the required time during the specified period, any Shares subject to such Option shall not be available to be the subject of another Award.

          4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, distribution or other change in the corporate structure of the Corporation affecting the Shares, the Committee shall adjust the number and class of securities which may be delivered under the Plan, the number, class, and price of the securities subject to outstanding Awards, the prices set forth in Sections
5.4.1 and 5.4.2 (and if applicable, of Options granted pursuant to Section 5.4.6) and the numerical limit of Section 5.1, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of Awards. Notwithstanding the preceding sentence, the number of Shares subject to any Award always shall be a whole number.


                                  SECTION 5
                                   OPTIONS

          5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Executives at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any calendar year, no Participant shall be granted Options covering more than 1,700,000 Shares.

          5.2 Option Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          5.3 Exercise Price. The Exercise Price for each Option shall be determined by the Committee in accordance with the provisions of this
Section 5.3.

                5.3.1 Options Granted to SEC Members. The Exercise Price of Options that are granted on January 26, 1995, to members of the SEC shall be determined as follows. (The Fair Market Value of a Share on January 26,1995, was $50.75 per Share.)

          (a) The Exercise Price for one of the Options granted to each such Executive shall be $60 per Share. The Option shall cover not more than 30% of the total Shares covered by all Options granted to the Executive on January 26, 1995.

          (b) The Exercise Price for one of the Options granted to each such Executive shall be $82 per Share. The Option shall cover not more than 30% of the total Shares covered by all Options granted to the Executive on January 26, 1995.

          (c) The Exercise Price for one of the Options granted to each such Executive shall be $100 per Share. The Option shall cover not less than 40% of the total Shares covered by all Options granted to the Executive on January 26, 1995.

          (d) Notwithstanding the preceding, in the case of a member of the SEC who is expected to be eligible for Normal Retirement prior to January 1, 2002, (1) one of the Options granted to the Executive shall have an Exercise Price of $60 per Share and shall cover not more than 30% of the Shares covered by all Options granted to the Executive on January 26, 1995, and (2) the other Option granted to the Executive shall have an Exercise Price of $82 per Share and shall cover the remaining balance of the Shares covered by all Options granted to the Executive on January 26, 1995.

                5.3.2 Options Granted to Other SMC Members. In the case of each Option that is granted on January 26, 1995, to a member of the SMC (but not of the SEC), the Exercise Price for 100% of the Shares covered by the Option shall be $100 per Share. (The Fair Market Value of a Share on January 26, 1995, was $50.75 per Share.)

                5.3.3 Options Granted After January 26, 1995. In the case of each Option that is granted after January 26, 1995, the Exercise Price(s) of the Option shall be determined by the Committee in its discretion, provided that any such Exercise Prices shall represent an appropriate premium over the then Fair Market Value of a Share, as determined by the Committee.

         5.4 Exercisability of Options. Each Option shall become exercisable in accordance with the provisions of this Section 5.4.

                5.4.1 Options Granted to SEC Members. Each Option that is granted on January 26, 1995, to an Executive who is a member of the SEC shall become exercisable in accordance with the provisions of this Section 5.4.1, but subject to the special rules of Sections 5.4.3, 5.4.4, and 5.4.5.

                (a) With respect to an Option that has an Exercise Price of $60, the right to exercise 33-1/3% of the Shares covered by the Option shall accrue on the third anniversary of the Grant Date, the right to exercise an additional 33-1/3% of such Shares shall accrue on the fourth anniversary of the Grant Date, and the right to exercise the remaining Shares shall accrue on the fifth anniversary of the Grant Date, provided in each case that the Participant remains an Executive on the applicable anniversary date.

                (b) With respect to an Option that has an Exercise Price of $82, the right to exercise 100% of the Shares covered by the Option shall accrue on the tenth trading day (occurring within a period of 30 consecutive trading days) on which the Fair Market Value of a Share is at least $82, provided that such tenth trading day occurs not later than five years after the Grant Date.

                (c) With respect to an Option that has an Exercise Price of $100, the right to exercise 100% of the Shares covered by the Option shall accrue on the tenth trading day (occurring within a period of 30 consecutive trading days) on which the Fair Market Value of a Share is at least $100, provided that such tenth trading day occurs not later than seven years after the Grant Date.

                5.4.2 Options Granted to Other SMC Members. Each Option that is granted on January 26, 1995, to an Executive who is a member of the SMC (but not of the SEC) shall become exercisable as to 100% of the Shares covered by the Option on the tenth trading day (occurring within a period of 30 consecutive trading days) on which the Fair Market Value of a Share is at least $100, provided that such tenth trading day occurs within seven years of the Grant Date.

                5.4.3 Special Rule for Normal Retirement. If a Participant incurs a Termination of Employment on account of Normal Retirement, the following special rules shall apply (subject to Section 5.5). If within six months after the Participant's Normal Retirement, the right to exercise any particular Shares would have accrued (had the Participant not incurred a Termination of Employment), by virtue of additional service or changes in the Fair Market Value of the Shares, the right to exercise such Shares shall accrue on the date that such right otherwise would have accrued. If more than six months following the Participant's Normal Retirement, the right to exercise any particular Shares would have accrued (had the Participant not incurred a Termination of Employment), by virtue of additional service or changes in the Fair Market Value of the Shares, the right to exercise a portion of such Shares shall accrue on the date that such right otherwise would have accrued. The Committee shall determine such portion on a pro-rata basis, based on the time elapsed from the Grant Date to the date of Normal Retirement and the vesting date.

               5.4.4 Special Rule for Disability or Death. If a Participant incurs a Termination of Employment on account of Disability or death, the following special rules shall apply (subject to Section 5.5). If the date of the Participant's Disability or death is within six months of the date when the right to exercise any Shares would have accrued (had the Participant not incurred a Termination of Employment), by virtue of additional service or changes in the Fair Market Value of the Shares, the right to exercise such Shares shall accrue on the date that such right otherwise would have accrued. If the date of the Participant's Disability or death is more than six months prior to the date when the right to exercise any particular Shares would have accrued (had the Participant not incurred a Termination of Employment), by virtue of additional service or changes in the Fair Market Value of the Shares, the right to exercise a portion of such Shares shall accrue on the date that such right otherwise would have accrued. The Committee shall determine such portion on a pro-rata basis, based on the time elapsed from the Grant Date to the date of Disability or death and the vesting date.

                5.4.5 Special Rule for Change of Control. If a Change of Control occurs, the following special rules shall apply. With respect to each Option with an Exercise Price of $60, if a Change of Control occurs prior to the Participant's Termination of Employment, the right to exercise 100% of the Shares subject to such Option shall accrue on the date that the Change of Control occurs.

                5.4.6 Options Granted After January 26, 1995. The periods of exercisability of each Option that is granted after January 26, 1995, shall be determined by the Committee in its sole discretion.

          5.5 Expiration of Options. The expiration date for each Option shall be determined in accordance with the provisions of this Section 5.5.

                5.5.1 Options Granted to SEC and SMC Members. Each Option (or portion thereof) that is granted on January 26, 1995, to a Participant who is a member of the SEC or SMC shall terminate upon the first to occur of the following events:

                (a) The expiration of ten years from the Grant Date (12 years in the case of Options with an Exercise Price of $100); or

                (b) The expiration of 90 days from the date of the Optionee's Termination of Employment for a reason other than Early Retirement, Normal Retirement, Disability or death; or

                (c) The expiration of three years from the date of the Optionee's Termination of Employment by reason of Disability; or

                (d) The expiration of five years from the date of the Optionee's Termination of Employment by reason of Early or Normal Retirement; or

                (e) In the case of an Option referred to in Sections 5.4.1(b), 5.4.1(c) or 5.4.2 (or, if applicable, 5.4.6) which has not been exercised, the date on which the Option no longer may become exercisable (due to the failure of the Shares to reach the specified Fair Market Value for the required time during the specified period).

         In addition, an Option (or applicable portion thereof) with respect to which a related TLSAR has been granted shall terminate upon exercise of the related TLSAR.

                5.5.2 Special Rule for Death. Notwithstanding any contrary provision of Section 5.5.1, if the Optionee dies prior to the expiration of his or her Option in accordance with Section 5.5.1, the Option shall terminate three years after his or her death.

                5.5.3 Options Granted After January 26, 1995. The provisions for expiration of each Option that is granted after January 26, 1995, shall be determined by the Committee in its sole discretion.

          5.6 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Corporation (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, and accompanied by full payment for the Shares. Upon the exercise of any Option, the Exercise Price shall be payable to the Corporation in full in cash. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Corporation shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

          5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as needed to comply with applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.


                                  SECTION 6
                  TANDEM LIMITED STOCK APPRECIATION RIGHTS

          6.1 Grant of TLSARs. Subject to the terms and provisions of the Plan, TLSARs may be granted to Executives at any time and from time to time as determined by the Committee in its sole discretion, provided that such grants shall be only in conjunction with all or any part of any Option, and may be granted either at or after the Grant Date of the Option. A TLSAR (or applicable portion thereof) granted with respect to a given Option shall terminate upon the termination or exercise of the related Option. The Committee, in its sole discretion, shall determine the number of Shares subject to each TLSAR, provided that during any calendar year, no Participant shall be granted TLSARs covering more than 235,000 Shares.

          6.2 TLSAR Agreement. Each TLSAR shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the TLSAR, the number of Shares to which the TLSAR pertains, any conditions to exercise of the TLSAR, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

         6.3 Exercise Price. The Committee, subject to the provisions of the Plan, shall have sole discretion to determine the Exercise Price of each TLSAR, provided that such Exercise Price shall be not less than 100% of the Fair Market Value of a Share on the Grant Date.

          6.4 Exercisability. Each TLSAR which has not otherwise expired shall become exercisable immediately upon the occurrence of a Change of Control, provided that in no event may a TLSAR granted to a Section 16 Person become exercisable until at least six months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

          6.5 Expiration of TLSARs. The Committee, in its sole discretion, shall determine when each TLSAR shall expire, provided that (a) no TLSAR may have a term longer than would be permitted by applying the rules of Section
5.5 (regarding the expiration of Options), and (b) each TLSAR shall terminate no later than the last day of the period of 60 consecutive days which begins on the date of the Change of Control.

          6.6 Payment of TLSAR Amount. Upon exercise of a TLSAR, the Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying:

          (a) The amount by which the Change of Control Value of a Share on the date of exercise exceeds the Exercise Price; times

          (b) The number of Shares with respect to which the TLSAR is exercised.

          Each TLSAR shall be paid in cash, provided that if the Committee determines that any such payment would cause a Change of Control transaction to be ineligible for pooling of interests accounting under APB No. 16, which transaction (but for such payment) otherwise would have been eligible for such accounting treatment, the Committee, in its sole discretion, may determine that any TLSAR shall be paid in Shares having a Fair Market Value equal to the cash amount foregone.


                                  SECTION 7
                                MISCELLANEOUS

          7.1 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Corporation and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment.

          7.2 Participation. No Executive shall have the right to be selected to receive an Option, or, having been so selected, to be selected to receive a future Option.

          7.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Corporation's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Corporation may have to indemnify them or hold them harmless.

          7.4 Successors. All obligations of the Corporation under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition, of all or substantially all of the business or assets of the Corporation.

          7.5 Beneficiary Designations. If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be transferred in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, and subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Option may be exercised by the administrator or executor of the Participant's estate. This Section 7.5 shall not be effective until specifically authorized by the Committee.

          7.6 Domestic Relations Orders. If permitted by the Committee, and under such procedures as the Committee may adopt from time to time, an Award may be transferred to a Participant's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights. This
Section 7.6 shall not be effective until specifically authorized by the Committee.

          7.7 Bona Fide Gifts. If permitted by the Committee, and under such procedures as the Committee may adopt from time to time, an Award may be transferred, by bona fide gift and not for any consideration, to a member of the Participant's immediate family or tax-qualified, not for profit organization. This Section 7.7 shall not be effective until specifically authorized by the Committee.

          7.8 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (a) by will, (b) by the laws of descent and distribution, or (c) to the limited extent provided in Sections 7.5, 7.6, and
7.7. Except as provided in Sections 7.6 and 7.7, all rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

         7.9 No Rights as Stockholder. No Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Corporation with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Corporation or its transfer agents or registrars, and delivered to the Participant (or beneficiary).


                                  SECTION 8
                    AMENDMENT, TERMINATION, AND DURATION

          8.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. However, (a) if and to the extent required to maintain the Plan's qualification under Rule 16b-3 and/or Section 162(m) of the Code, any such amendment shall be subject to stockholder approval, and (b) the amendment or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to any Participant.

          8.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 8.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.


                                  SECTION 9
                               TAX WITHHOLDING

          9.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          9.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Corporation withhold otherwise deliverable Shares, or (b) delivering to the Corporation already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.


                                 SECTION 10
                             LEGAL CONSTRUCTION

          10.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         10.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          10.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          10.4 Securities Law Compliance. With respect to Section 16 Persons and unless otherwise specifically determined by the Committee, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

          10.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

          10.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.